Exhibit 99.1

FOR IMMEDIATE RELEASE

Syneos Health Reports Third Quarter 2022 Results

•
Revenue for the third quarter of $1,336.2 million decreased 0.9% on a reported basis and increased 2.2% on a constant currency basis year-over-year.
•
Clinical Solutions net new business awards and book-to-bill ratios:
o
Including reimbursable out-of-pocket expenses, $182.2 million for the third quarter, a year-over-year decline of 86.5% and a book-to-bill ratio of 0.18x, and $2,729.7 million for the trailing twelve months, a year-over-year decline of 48.8% and a book-to-bill ratio of 0.67x.
o
Excluding reimbursable out-of-pocket expenses, $208.4 million for the third quarter, a year-over-year decline of 80.0% and a book-to-bill ratio of 0.30x, and $2,776.1 million for the trailing twelve months, a year-over-year decline of 23.0% and a book-to-bill ratio of 0.98x.
•
Commercial Solutions net new business awards and book-to-bill ratios:
o
Including reimbursable out-of-pocket expenses, $276.3 million for the third quarter, flat year-over-year and a book-to-bill ratio of 0.83x, and $1,399.9 million for the trailing twelve months, year-over-year growth of 6.1% and a book-to-bill ratio of 1.07x.
o
Excluding reimbursable out-of-pocket expenses, $223.0 million for the third quarter, a year-over-year decline of 12.3% and a book-to-bill ratio of 0.80x, and $1,203.5 million for the trailing twelve months, year-over-year growth of 3.6% and a book-to-bill ratio of 1.07x.
•
Year-over-year ending backlog:
o
Including reimbursable out-of-pocket expenses, a year-over-year decline of 13.6% in Clinical Solutions and year-over-year growth of 7.0% in Deployment Solutions as of September 30, 2022.
o
Excluding reimbursable out-of-pocket expenses, a year-over-year decline of 2.5% in Clinical Solutions and year-over-year growth of 6.4% in Deployment Solutions as of September 30, 2022.
•
GAAP net income of $87.0 million increased 11.3% year-over-year.
•
Adjusted EBITDA of $210.0 million increased 3.7% year-over-year.
•
GAAP diluted earnings per share of $0.84 increased 12.0% year-over-year.
•
Adjusted diluted earnings per share of $1.23 increased 0.8% year-over-year.
•
Updated full year 2022 guidance.

MORRISVILLE, N.C. – November 4, 2022 – Syneos Health (Nasdaq:SYNH), the only fully integrated biopharmaceutical solutions organization, today reported financial results for the three and nine months ended September 30, 2022.

“We are disappointed in our third quarter results, as we experienced more significant headwinds in net awards, revenue and margins in the quarter than we had anticipated. We are taking decisive actions to address these issues — including accelerating Clinical Reimagined, enhancing business development, improving visibility and increasing efficiency — in order to improve our performance moving forward,” said Michelle Keefe, CEO, Syneos Health. “While these initiatives are a top priority, we are continuing to leverage our unique product development model to drive differentiation and achieve sustainable, long-term growth. We remain confident in our ability to thrive in a growing market as we execute on our vision of becoming the premier biopharma solutions provider."

Please refer to the "Use of Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Measures" included in this press release and accompanying tables for important disclosures about non-GAAP measures and a reconciliation of these measures to the nearest GAAP measures.

Third Quarter 2022 Results

Revenue of $1,336.2 million decreased 0.9% on a reported basis and increased 2.2% on a constant currency basis for the three months ended September 30, 2022, compared to the same period in the prior year. Revenue was below the Company's guidance primarily due to the impact of lower net new business awards, delays in backlog conversion and customer delays in its FSP business within Clinical Solutions. Clinical Solutions revenue decreased 3.5% on a reported basis and 0.2% on a constant currency basis to $1,003.3 million. Acquisitions contributed approximately 80 basis points to Clinical Solutions reported revenue growth. Commercial Solutions revenue increased 8.0% on a reported basis and 10.6% on a constant currency basis to $333.0 million. Prior period segment results have been recast to conform to insignificant changes to management reporting in 2022.

GAAP net income for the three months ended September 30, 2022 increased 11.3% to $87.0 million, resulting in diluted earnings per share of $0.84, compared to GAAP net income of $78.2 million, or diluted earnings per share of $0.75, for the three months ended September 30, 2021. Adjusted net income for the three months ended September 30, 2022 decreased 0.4% to $127.3 million, resulting in adjusted diluted earnings per share of $1.23, compared to adjusted net income of $127.8 million, or adjusted diluted earnings per share of $1.22, for the three months ended September 30, 2021. GAAP net income and GAAP diluted earnings per share were above the Company's guidance primarily due to other income from foreign currency gains.

Adjusted EBITDA for the three months ended September 30, 2022 increased 3.7% to $210.0 million from the prior year. Adjusted EBITDA and adjusted diluted earnings per share were below the Company's guidance primarily due to the impact of lower than expected revenue, partially offset by cost reductions.

Year-to-Date 2022 Results

Revenue of $4,033.2 million increased 5.0% on a reported basis and 7.2% on a constant currency basis for the nine months ended September 30, 2022, compared to the same period in the prior year. Clinical Solutions revenue increased 2.5% on a reported basis and 4.8% on a constant currency basis to $3,047.3 million. Acquisitions contributed approximately 90 basis points to Clinical Solutions reported revenue growth. Commercial Solutions revenue increased 13.7% on a reported basis and 15.5% on a constant currency basis to $985.9 million.

GAAP net income for the nine months ended September 30, 2022 increased 32.8% to $211.0 million, resulting in diluted earnings per share of $2.04, compared to GAAP net income of $158.9 million, or diluted earnings per share of $1.51, for the nine months ended September 30, 2021. Adjusted net income for the nine months ended September 30, 2022 increased 15.6% to $361.4 million, resulting in adjusted diluted earnings per share of $3.49, compared to adjusted net income of $312.7 million, or adjusted diluted earnings per share of $2.98, for the nine months ended September 30, 2021.

Adjusted EBITDA for the nine months ended September 30, 2022 increased 12.0% to $591.7 million from the prior year.

Net New Business Awards and Backlog

Net new business awards and book-to-bill ratios for the three and twelve months ended September 30, 2022 were as follows (dollars in millions):

	Three Months Ended September 30, 2022			Twelve Months Ended September 30, 2022
	Net new business awards	Book-to-bill ratio		Net new business awards	Book-to-bill ratio
Including reimbursable out-of-pocket expenses:
Clinical Solutions (a)	$182.2	0.18	x	$2,729.7	0.67	x
Commercial Solutions	276.3	0.83	x	1,399.9	1.07	x
Total	$458.5	0.34	x	$4,129.6	0.76	x

Excluding reimbursable out-of-pocket expenses:
Clinical Solutions	$208.4	0.30	x	$2,776.1	0.98	x
Commercial Solutions	223.0	0.80	x	1,203.5	1.07	x
Total	$431.4	0.44	x	$3,979.6	1.01	x

Our backlog as of September 30, 2022, was as follows (dollars in millions):

	2022	2021	Change
Including reimbursable out-of-pocket expenses:
Clinical Solutions (a)	$9,746.7	$11,284.7	(13.6)%
Commercial Solutions - Deployment Solutions	784.0	732.8	7.0%
Total backlog	$10,530.7	$12,017.5	(12.4)%
Excluding reimbursable out-of-pocket expenses:
Clinical Solutions	$6,439.9	$6,604.4	(2.5)%
Commercial Solutions - Deployment Solutions	616.0	578.9	6.4%
Total backlog	$7,055.9	$7,183.3	(1.8)%
(a)
Net new business awards and book-to-bill ratios including reimbursable out-of-pocket expenses for the trailing twelve months were impacted by the adjustment made to Clinical Solutions backlog in the fourth quarter of 2021 to reflect the Company’s expectation of reduced reimbursable expenses going forward.

Liquidity and Capital Management Update

Cash flows provided by operating activities were $132.4 million and $303.2 million during the three and nine months ended September 30, 2022, respectively.

During the three months ended September 30, 2022, the Company made $25.0 million of voluntary prepayments on its term loan and repaid the remaining outstanding balance on its revolving credit facility. The Company’s Net Leverage Ratio was 3.2x based on trailing twelve months Adjusted EBITDA.

During the three months ended September 30, 2022, the Company did not repurchase any common stock. During the nine months ended September 30, 2022, the Company repurchased $150.0 million of common stock and has $350.0 million of remaining share repurchase authorization available through December 31, 2024.

Full Year 2022 Business Outlook

The Company updated its full year 2022 guidance for revenue primarily to reflect the impact of lower net new business awards, delays in backlog conversion, and customer delays in its FSP business within Clinical Solutions, along with the impact of foreign exchange rate fluctuations. The Company updated its full year 2022 guidance for GAAP Net Income, GAAP diluted EPS, Adjusted EBITDA and Adjusted Diluted EPS primarily to reflect lower expected revenue and the impact of foreign currency exchange rate fluctuations.

The Company's guidance takes into account a number of factors, including existing backlog, current sales pipeline, trends in cancellations and delays, trends in reimbursable out-of-pocket expenses, and the Company’s ForwardBound initiative, which includes expansion of the Syneos Operations Network, process optimization, workforce management and automation initiatives. In addition, the guidance presented below represents the Company’s best efforts to estimate economic trends, including inflation, expected interest rates, the impact of COVID-19, and the war in Ukraine on its business. Furthermore, the guidance presented below is based on foreign currency exchange rates as of September 30, 2022, expected interest rates, and the Company's expected non-GAAP effective tax rate of approximately 23.5% for the year ending December 31, 2022. The guidance is based upon the Company's estimated number of weighted average diluted shares outstanding and does not take into account any share repurchases beyond the third quarter of 2022. The Company's full year 2022 guidance is outlined below:

	Updated Guidance Issued November 4, 2022		Previous Guidance Issued August 2, 2022
	FY 2022		FY 2022
	Low	High	Low	High
	(in millions, except per share data)		(in millions, except per share data)
Revenue	$5,300.0	$5,360.0	$5,440.0	$5,540.0
GAAP Net Income	266.7	280.6	281.8	289.6
GAAP Diluted EPS	2.58	2.71	2.72	2.79
Adjusted EBITDA	800.0	830.0	835.0	865.0
Adjusted Diluted EPS	$4.69	$4.87	$4.97	$5.11

Webcast and Conference Call Details

Syneos Health will host a conference call at 8:00 a.m. ET on November 4, 2022, to discuss its third quarter 2022 financial results. The live webcast will be available in listen-only mode in the Events section of the Company's Investor Relations website at investor.syneoshealth.com. To participate in conference, please register in advance at this link. Upon registration, all participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

A webcast replay will be available on the Investor Relations section of the Syneos Health website at investor.syneoshealth.com after 1:00 p.m. on November 4, 2022.

About Syneos Health

Syneos Health® (Nasdaq:SYNH) is the only fully integrated biopharmaceutical solutions organization purpose-built to accelerate customer success. We lead with a product development mindset, strategically integrating clinical development, medical affairs and commercial capabilities to address modern market realities.

We bring together more than 29,000 minds, across more than 110 countries, with a deep understanding of patient and physician behaviors and market dynamics. Together we share insights, use the latest technologies and apply advanced business practices to speed our customers’ delivery of important therapies to patients.

Syneos Health supports a diverse, equitable and inclusive culture that cares for colleagues, customers, patients, communities and the environment.

To learn more about how we are Shortening the distance from lab to life®, visit syneoshealth.com or subscribe to our podcast.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the future impact of the COVID-19 pandemic, inflation, the war between Russia and Ukraine and other macroeconomic trends on our business, financial results and financial condition, expected interest rates, anticipated financial results for the full year 2022, our sales pipeline, existing backlog and expectations of net awards, including expectations regarding lower net new business awards, delays in backlog conversion, and customer delays in its FSP business within Clinical Solutions, expected non-GAAP tax rate, trends in reimbursable out-of-pocket expenses, benefits of recent acquisitions, and plans for capital deployment. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: risks associated with the COVID-19 pandemic; the Company’s potential failure to generate a large number of new business awards and the risk of delay, termination, reduction in scope, or failure to go to contract of our business awards; the Company’s potential failure to convert backlog to revenue; fluctuations in the Company’s operating results and effective income tax rate; the impact of potentially underpricing the Company’s contracts, overrunning our cost estimates, or failing to receive approval for or experiencing delays with documentation of change orders; cyber-security and other risks associated with the Company’s information systems infrastructure; changes and costs of compliance with regulations related to data privacy; concentration of the Company’s customers or therapeutic areas; the risks associated with doing business internationally, including risks related to the war in Ukraine; challenges by tax authorities of the Company’s intercompany transfer pricing policies; the Company’s potential failure to successfully increase its market share, grow its business, and execute its growth strategies; the Company’s ability to effectively upgrade its information systems; the Company’s failure to perform its services in accordance with contractual requirements, regulatory standards, and ethical considerations; risks related to the management of clinical trials; the need to hire, develop, and retain key personnel; the impact of unfavorable economic conditions, including the uncertain international economic environment, changes in foreign currency exchange rates; effective income tax rate fluctuations; the Company’s ability to protect its intellectual property; risks related to the Company’s acquisition strategy, including its ability to realize synergies; the Company’s relationships with customers who are in competition with each other; any failure to realize the full value of the Company’s goodwill and intangible assets; risks related to restructuring; the Company’s compliance with anti-corruption and anti-bribery laws; the Company’s dependence on third parties; potential employment liability; impacts from increasing focus on environmental sustainability and social initiatives; the Company’s ability to utilize net operating loss carryforwards and other tax attributes; downgrades of the Company’s credit ratings; competition in the biopharmaceutical services industry; outsourcing trends and changes in aggregate spending and research and development budgets; the impact of, including changes in, government regulations and healthcare reform; intense competition faced by our customers from lower cost generic products and other competing products; the Company’s ability to keep pace with rapid technological change; the cost of and the Company’s ability to service its substantial indebtedness; other risks related to ownership of the Company’s common stock; and other risk factors set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as updated by the Company’s other SEC filings, copies of which are available free of charge on the Company's website at investor.syneoshealth.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures and Operating Metrics

In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), this press release contains certain non-GAAP financial measures, including adjusted net income (including adjusted diluted earnings per share), EBITDA, adjusted EBITDA, and non-GAAP effective income tax rate. We also present revenue growth in constant currency. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period's foreign currency exchange rates measured against the comparative period's revenues. Constant currency segment revenue growth is defined as revenue for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period’s revenues.

A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company.

The Company defines adjusted net income (including adjusted diluted earnings per share) as net income (including diluted earnings per share) excluding acquisition-related amortization; restructuring and other costs; transaction, integration-related and other expenses; share-based compensation expense; gain or loss on extinguishment of debt; other income (expense), net; and the income tax effect of the above adjustments.

EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines adjusted EBITDA as EBITDA, further adjusted to exclude expenses and transactions that the Company believes are not representative of its core operations, namely: restructuring and other costs; transaction, integration-related and other expenses; share-based compensation expense; other income (expense), net; and gain or loss on extinguishment of debt. The Company presents EBITDA and adjusted EBITDA because it believes they are useful metrics for investors as they are commonly used by investors, analysts and debt holders to measure the Company's ability to fund capital expenditures and meet working capital requirements.

Net Leverage represents total debt less cash and cash equivalents divided by trailing twelve month Adjusted EBITDA.

Each of the non-GAAP measures noted above are used by management and the Board to evaluate the Company's core operating results because they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. Adjusted net income (including adjusted diluted earnings per share) and adjusted EBITDA are used by management and the Board to assess the performance of the Company's business.

Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables.

We also present certain key operating metrics excluding reimbursable out-of-pocket expenses, due to our expectations that reimbursable out-of-pocket expenses as a percentage of revenue will remain lower relative to pre-pandemic levels. Specifically, Clinical Solutions book-to-bill ratio excluding reimbursable out-of-pocket expenses, represents Clinical Solutions net new business awards, excluding reimbursable out-of-pocket expenses, divided by Clinical Solutions revenue, excluding reimbursable out-of-pocket expenses, in each case for the respective period. Commercial Solutions book-to-bill ratio excluding reimbursable out-of-pocket expenses, represents Commercial Solutions net new business awards, excluding reimbursable out-of-pocket expenses, divided by Commercial Solutions revenue, excluding reimbursable out-of-pocket expenses, in each case for the respective period. Segment operating metrics such as backlog, net new business awards and book-to-bill ratio are not necessarily indicative of future financial results and are subject to change due to cancellations, changes in project scope or delays.

Investor Relations Contact: Ronnie Speight Senior Vice President, Investor Relations Phone: +1 919 745 2745 Email: Investor.Relations@syneoshealth.com	Press/Media Contact: Gary Gatyas Executive Director, External Communications Phone: +1 908 763 3428 Email: gary.gatyas@syneoshealth.com

Exhibit 99.1

Syneos Health, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue	$1,336,223	$1,348,230	$4,033,215	$3,839,586

Costs and operating expenses:
Direct costs (exclusive of depreciation and amortization)	1,017,784	1,031,887	3,097,113	2,969,718
Selling, general, and administrative expenses	130,355	139,524	409,561	421,507
Restructuring and other costs	8,727	7,209	33,267	18,403
Depreciation	21,797	17,680	63,617	54,285
Amortization	39,717	38,574	121,320	117,618
Total operating expenses	1,218,380	1,234,874	3,724,878	3,581,531
Income from operations	117,843	113,356	308,337	258,055

Total other expense, net:
Interest expense, net	21,828	16,774	55,656	62,650
Loss on extinguishment of debt	67	—	67	2,802
Other income, net	(20,737)	(3,827)	(21,247)	(5,856)
Total other expense, net	1,158	12,947	34,476	59,596
Income before provision for income taxes	116,685	100,409	273,861	198,459
Income tax expense	29,636	22,166	62,892	39,587
Net income	$87,049	$78,243	$210,969	$158,872

Earnings per share:
Basic	$0.85	$0.76	$2.05	$1.53
Diluted	$0.84	$0.75	$2.04	$1.51
Weighted average common shares outstanding:
Basic	102,731	103,562	102,997	103,924
Diluted	103,206	104,785	103,563	105,087

Exhibit 99.1

Syneos Health, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$170,100	$106,475
Accounts receivable and unbilled services, net	1,647,461	1,524,890
Prepaid expenses and other current assets	145,645	135,091
Total current assets	1,963,206	1,766,456
Property and equipment, net	255,749	222,657
Operating lease right-of-use assets	185,727	209,408
Goodwill	4,850,457	4,956,015
Intangible assets, net	710,637	854,067
Deferred income tax assets	30,622	35,387
Other long-term assets	201,385	193,103
Total assets	$8,197,783	$8,237,093

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$118,952	$107,535
Accrued expenses	653,199	614,441
Deferred revenue	885,013	868,455
Current portion of operating lease obligations	41,123	43,058
Current portion of finance lease obligations	25,053	20,627
Total current liabilities	1,723,340	1,654,116
Long-term debt	2,752,470	2,775,721
Operating lease long-term obligations	180,169	205,798
Finance lease long-term obligations	50,463	34,181
Deferred income tax liabilities	82,284	78,062
Other long-term liabilities	54,996	76,660
Total liabilities	4,843,722	4,824,538

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.01 par value; 30,000 shares authorized, 0 shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value; 600,000 shares authorized, 102,895 and 103,764 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1,029	1,038
Additional paid-in capital	3,449,399	3,474,088
Accumulated other comprehensive loss, net of taxes	(208,533)	(49,618)
Retained earnings (accumulated deficit)	112,166	(12,953)
Total shareholders' equity	3,354,061	3,412,555
Total liabilities and shareholders' equity	$8,197,783	$8,237,093

Syneos Health, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$210,969	$158,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	184,937	171,903
Share-based compensation	46,499	48,891
Provision for doubtful accounts	179	51
Provision for (benefit from) deferred income taxes	8,797	(21,324)
Foreign currency transaction adjustments	(30,445)	(6,320)
Fair value adjustment of contingent obligations	—	(597)
Loss on extinguishment of debt	67	2,802
Other non-cash items	(8,219)	6,657
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, unbilled services, and deferred revenue	(137,124)	(154,162)
Accounts payable and accrued expenses	74,466	99,417
Other assets and liabilities	(46,962)	(41,891)
Net cash provided by operating activities	303,164	264,299
Cash flows from investing activities:
Payments related to acquisitions of businesses, net of cash acquired	(4,484)	(226,347)
Proceeds from notes receivable from divestiture	—	5,000
Purchases of property and equipment	(69,833)	(29,917)
Investments in unconsolidated affiliates	(5,230)	(5,074)
Loan to unconsolidated affiliate	—	(3,844)
Net cash used in investing activities	(79,547)	(260,182)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of discount	—	494,505
Payments of debt financing costs	—	(544)
Repayments of long-term debt	(25,000)	(602,277)
Proceeds from accounts receivable financing agreement	—	65,000
Proceeds from revolving line of credit	130,000	30,000
Repayments of revolving line of credit	(130,000)	—
Payments of contingent consideration related to acquisitions	(3,082)	(7,197)
Payments of finance leases	(4,379)	(12,748)
Payments for repurchases of common stock	(149,961)	(117,521)
Proceeds from exercises of stock options	23,568	26,223
Payments related to tax withholdings for share-based compensation	(30,633)	(30,924)
Net cash used in financing activities	(189,487)	(155,483)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	29,495	1,728
Net change in cash, cash equivalents, and restricted cash	63,625	(149,638)
Cash, cash equivalents, and restricted cash - beginning of period	106,475	272,173
Cash, cash equivalents, and restricted cash - end of period	$170,100	$122,535

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
EBITDA and adjusted EBITDA:
Net income, as reported	$87,049	$78,243	$210,969	$158,872
Interest expense, net	21,828	16,774	55,656	62,650
Income tax expense	29,636	22,166	62,892	39,587
Depreciation	21,797	17,680	63,617	54,285
Amortization (a)	39,717	38,574	121,320	117,618
EBITDA	200,027	173,437	514,454	433,012
Restructuring and other costs (b)	8,727	7,209	33,267	18,403
Transaction, integration-related, and other expenses (c)	8,939	10,679	18,692	31,099
Share-based compensation (d)	12,975	15,099	46,499	48,891
Other income, net (e)	(20,737)	(3,827)	(21,247)	(5,856)
Loss on extinguishment of debt (f)	67	—	67	2,802
Adjusted EBITDA	$209,998	$202,597	$591,732	$528,351

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted net income:
Net income, as reported	$87,049	$78,243	$210,969	$158,872
Amortization (a)	39,717	38,574	121,320	117,618
Restructuring and other costs (b)	8,727	7,209	33,267	18,403
Transaction, integration-related, and other expenses (c)	8,939	10,679	18,692	31,099
Share-based compensation (d)	12,975	15,099	46,499	48,891
Other income, net (e)	(20,737)	(3,827)	(21,247)	(5,856)
Loss on extinguishment of debt (f)	67	—	67	2,802
Income tax adjustment to normalized rate (g)	(9,462)	(18,188)	(48,136)	(59,153)
Adjusted net income	$127,275	$127,789	$361,431	$312,676

Diluted weighted average common shares outstanding	103,206	104,785	103,563	105,087

Adjusted diluted earnings per share	$1.23	$1.22	$3.49	$2.98

a.
Represents the amortization of intangible assets associated with acquired backlog, customer relationships, trade names and trademarks, intellectual property, patient communities, and acquired technologies.
b.
Restructuring and other costs consist primarily of severance costs associated with a reduction/optimization of our workforce in line with our expectations of future business operations and termination costs in connection with abandonment and closure of redundant facilities and other lease-related charges.
c.
Represents fees associated with acquisitions, stock repurchases and secondary stock offerings, debt placement and refinancings, and other corporate costs that management believes are not representative of our operating performance, including implementation costs associated with a new enterprise resource planning system and incremental costs resulting from the war in Ukraine.
d.
Represents non-cash share-based compensation expense related to awards granted under equity incentive plans.
e.
Other income, net is comprised primarily of foreign currency exchange gains and losses, other gains and losses related to investments, and contingent consideration related to divested businesses.
f.
Loss on extinguishment of debt is associated with debt prepayments and refinancing activities.
g.
Represents the income tax effect of the non-GAAP adjustments made to arrive at adjusted net income using an estimated effective tax rate of approximately 23.5% for the three and nine months ended September 30, 2022, and 24.0% for the three and nine months ended September 30, 2021. These rates have been adjusted to exclude tax impacts related to valuation allowances recorded against deferred tax assets.

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Full Year 2022 Guidance

(in millions, except per share data)

(unaudited)

	Updated Guidance Issued November 4, 2022		Previous Guidance Issued August 2, 2022
	Low	High	Low	High
EBITDA and Adjusted EBITDA:
GAAP net income	$266.7	$280.6	$281.8	$289.6
Adjustments (a):
Interest expense, net	80.0	84.0	76.5	85.5
Income tax expense	88.9	93.5	106.9	109.9
Depreciation	85.0	87.0	85.0	87.0
Amortization	161.0	161.0	162.0	162.0
EBITDA	681.6	706.2	712.2	734.0
Restructuring and other costs	52.5	53.9	37.0	39.0
Transaction, integration-related, and other expenses	25.5	27.5	23.7	26.3
Share-based compensation	60.5	62.5	62.2	65.8
Other income, net	(20.1)	(20.1)	(0.1)	(0.1)
Loss on extinguishment of debt	0.1	0.1	—	—
Adjusted EBITDA	$800.0	$830.0	$835.0	$865.0

	Updated Guidance Issued November 4, 2022				Previous Guidance Issued August 2, 2022
	Adjusted Net Income		Adjusted Diluted Earnings Per Share		Adjusted Net Income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High	Low	High	Low	High
Adjusted net income and adjusted diluted earnings per share:
GAAP net income and diluted earnings per share	$266.7	$280.6	$2.58	$2.71	$281.8	$289.6	$2.72	$2.79
Adjustments:
Amortization (a)	161.0	161.0	1.55	1.55	162.0	162.0	1.56	1.56
Restructuring and other costs (a)	52.5	53.9	0.51	0.52	37.0	39.0	0.36	0.38
Transaction, integration-related, and other expenses (a)	25.5	27.5	0.25	0.27	23.7	26.3	0.23	0.25
Share-based compensation (a)	60.5	62.5	0.58	0.60	62.2	65.8	0.60	0.63
Other income, net (a)	(20.1)	(20.1)	(0.19)	(0.19)	(0.1)	(0.1)	—	—
Loss on extinguishment of debt (a)	0.1	0.1	—	—	—	—	—	—
Income tax adjustment to normalized rate (b)	(60.3)	(61.3)	(0.58)	(0.59)	(51.4)	(52.9)	(0.50)	(0.51)
Adjusted net income and adjusted diluted earnings per share (c)	$485.8	$504.1	$4.69	$4.87	$515.2	$529.7	$4.97	$5.11
a.
Amounts are estimates with an estimated range of +/- 5% and are presented gross without the benefit of associated income tax deduction.
b.
Income tax expense is calculated and the adjustments are tax-affected at an approximate effective rate of 23.5%, which represents the Company's estimated full year non-GAAP effective tax rate.
c.
Guidance for Adjusted Diluted EPS is based on an expectation of a fully diluted weighted average share count for the year ending December 31, 2022 of approximately 103.5 million shares, which will vary by quarter.